EXHIBIT 99.1

News Release

Pioneer Southwest Energy Partners L.P. Reports
Second Quarter 2011 Financial and Operating Results

Dallas, Texas, August 3, 2011 -- Pioneer Southwest Energy Partners L.P.  (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended June 30, 2011.

Pioneer Southwest reported second quarter net income of $53 million, or $1.59 per common unit.  Net income included unrealized mark-to-market derivative gains of $28 million, or $0.84 per common unit.  Without the effect of this item, adjusted income for the second quarter was $25 million, or $0.75 per common unit.  Cash flow from operations for the second quarter was $31 million.

Oil and gas sales for the second quarter averaged 6,689 barrels oil equivalent per day (BOEPD), an increase of 4% compared to the second quarter of 2010, reflecting the success of the Partnership’s two-rig drilling program.  Second quarter oil sales averaged 4,051 barrels per day (BPD), natural gas liquid (NGL) sales averaged 1,577 BPD and gas sales averaged 6 million cubic feet per day. Second quarter oil sales were impacted by a shortage of oil transport trucks in West Texas, reducing oil production by an estimated 140 BPD. The Partnership is adding incremental oil transport trucks in the third quarter to cover the second quarter shortfall and forecasted production growth.

The second quarter average reported price for oil was $125.02 per barrel.  The average reported price for NGLs was $44.92 per barrel and the average reported price for gas was $3.39 per thousand cubic feet.

The Partnership has a large inventory of oil drilling locations in the Spraberry field, with approximately 110 40-acre locations and 1,200 20-acre locations.  For 2011, the Partnership’s capital budget totals $67 million, consisting of $62 million for a two-rig drilling program and $5 million for facilities.  The 2011 drilling program includes drilling 40 to 45 wells and is expected to generate full-year production growth of approximately 5% compared to 2010.  Nine wells were placed on production during the second quarter of 2011 and 12 additional wells were awaiting completion at June 30, 2011.  All wells are being completed in the Lower Wolfcamp and organic rich shale/silt intervals.  In addition, the Partnership is completing wells in the deeper Strawn interval and evaluating Atoka interval drilling opportunities in certain areas of the field.  Year-to-date well costs have averaged $1.5 million per well.

The Partnership has additional borrowing capacity under its credit facility of $213 million as of June 30, 2011, which is expected to be adequate to fund future growth from the two-rig drilling program and acquisitions.

Pioneer Southwest previously announced a cash distribution of $0.51 per outstanding common unit for the quarter ended June 30, 2011, or $2.04 per outstanding common unit on an annual basis.  The distribution is payable August 11, 2011, to unitholders of record at the close of business on August 1, 2011.

Distribution sustainability is supported by the Partnership’s low-decline rate Spraberry properties, its large drilling inventory of 40-acre and 20-acre locations and its strong derivative position through 2014.  Of the Partnership’s forecasted production, derivative contracts cover approximately 70% in 2011, 80% in 2012, 60% in 2013 and 25% in 2014.

Third Quarter 2011 Financial Outlook
The following paragraphs provide the Partnership’s third quarter of 2011 outlook for certain operating and financial items.

Production is forecasted to average 6,700 BOEPD to 7,200 BOEPD.  Production costs (including production and ad valorem taxes) are expected to average $20.00 to $23.00 per barrel oil equivalent (BOE) based on current NYMEX strip prices for oil, NGLs and gas.  Depreciation, depletion and amortization expense is expected to average $5.50 to $6.50 per BOE.

General and administrative expense is expected to be $1.25 million to $2.25 million.  Interest expense is expected to be $400 thousand to $600 thousand.  Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s cash taxes and effective income tax rate are expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Earnings Conference Call

On Thursday, August 4, 2011, at 11:30 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation.  Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet:  www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (877) 852-6581 confirmation code: 6526556 five minutes before the call to listen to the discussion.  View the presentation via Pioneer Southwest’s internet address above.

A replay of the webcast will be archived on Pioneer Southwest’s website.  A telephone replay will be available through August 25 by dialing (888) 203-1112 confirmation code: 6526556.

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas.   For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements.  These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest’s commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest’s business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services and personnel required to complete Pioneer Southwest’s operating activities, access to and availability of transportation, processing and refining facilities, Pioneer Southwest’s ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors
Frank Hopkins – 972-969-4065
Eric Pregler – 972-969-5756
Brian Hansen – 972-969-4017

Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2011	2010

	ASSETS
Current assets:
Cash and cash equivalents	$1,201	$107
Accounts receivable	17,787	15,824
Inventories	1,025	883
Prepaid expenses	111	260
Deferred income taxes	163	-
Derivatives	9,619	18,753
Total current assets	29,906	35,827

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	401,346	364,237
Accumulated depletion, depreciation and amortization	(132,863)	(125,963)
Total property, plant and equipment	268,483	238,274

Deferred income taxes	1,634	1,751
Derivatives	2,884	3,783
Other, net	334	425
	$303,241	$280,060

	LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$18,105	$8,422
Due to affiliates	1,509	1,164
Interest payable	143	30
Income taxes payable to affiliate	842	492
Deferred income taxes	-	63
Derivatives	20,936	9,673
Asset retirement obligations	500	1,000
Total current liabilities	42,035	20,844

Long-term debt	87,000	81,200
Derivatives	38,139	31,713
Asset retirement obligations	12,293	11,558
Partners' equity	123,774	134,745
	$303,241	$280,060

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Oil and gas	$54,504	$44,319	$104,286	$89,827
Interest and other	-	-	2	-
	54,504	44,319	104,288	89,827

Costs and expenses:
Oil and gas production	9,127	9,130	18,376	18,257
Production and ad valorem taxes	3,508	2,917	6,831	5,999
Depletion, depreciation and amortization	3,572	3,100	6,900	6,068
General and administrative	1,834	1,628	3,414	3,152
Accretion of discount on asset retirement obligations	228	137	455	273
Interest	398	408	793	771
Derivative (gains) losses, net	(17,700)	(28,781)	26,909	(40,305)
	967	(11,461)	63,678	(5,785)

Income before taxes	53,537	55,780	40,610	95,612
Income tax provision	(607)	(547)	(407)	(933)
Net income	$52,930	$55,233	$40,203	$94,679

Allocation of net income:
General partner's interest	$53	$55	$40	$95
Limited partners' interest	52,773	55,119	40,093	94,530
Unvested participating securities' interest	104	59	70	54
Net income	$52,930	$55,233	$40,203	$94,679

Net income per common unit - basic and diluted	$1.59	$1.66	$1.21	$2.85

Weighted average common units outstanding - basic and diluted	33,114	33,114	33,114	33,114

Distributions declared per common unit	$0.51	$0.50	$1.01	$1.00

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$52,930	$55,233	$40,203	$94,679
Adjustments to reconcile net income to net cash provided by
operating activities:
Depletion, depreciation and amortization	3,572	3,100	6,900	6,068
Deferred income taxes	402	366	58	583
Accretion of discount on asset retirement obligations	228	137	455	273
Amortization of debt issuance costs	46	46	91	91
Amortization of unit-based compensation	141	64	231	83
Commodity derivative related activity	(27,755)	(34,906)	9,628	(53,642)
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(326)	1,504	(1,963)	549
Inventories	8	18	(142)	(3)
Prepaid expenses	64	67	149	140
Accounts payable	1,356	1,360	2,381	1,849
Interest payable	10	(10)	113	(7)
Income taxes payable to affiliate	205	181	350	350
Asset retirement obligations	(103)	(117)	(286)	(164)
Net cash provided by operating activities	30,778	27,043	58,168	50,849
Cash flows from investing activities:
Additions to oil and gas properties	(14,955)	(12,164)	(29,396)	(21,879)
Net cash used in investing activities	(14,955)	(12,164)	(29,396)	(21,879)
Cash flows from financing activities:
Borrowings under credit facility	16,904	14,000	32,904	31,000
Principal payments on credit facility	(14,904)	(11,000)	(27,104)	(26,000)
Distributions to unitholders	(16,904)	(16,574)	(33,478)	(33,148)
Net cash used in financing activities	(14,904)	(13,574)	(27,678)	(28,148)
Net increase in cash and cash equivalents	919	1,305	1,094	822
Cash and cash equivalents, beginning of period	282	142	107	625
Cash and cash equivalents, end of period	$1,201	$1,447	$1,201	$1,447

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Average Daily Sales Volumes:
Oil (Bbls) -	4,051	3,897	4,093	3,865

Natural gas liquids (Bbls) -	1,577	1,588	1,512	1,580

Gas (Mcf) -	6,366	5,832	6,381	5,934

Total (BOE) -	6,689	6,457	6,669	6,434

Average Reported Prices:
Oil (per Bbl) -	$125.02	$101.85	$120.23	$102.70

Natural gas liquids (per Bbl) -	$44.92	$40.52	$41.60	$44.33

Gas (per Mcf) -	$3.39	$4.42	$3.32	$4.95

Total (per BOE) -	$89.50	$75.42	$86.40	$77.14

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted net income per unit.  Under the two-class method, generally accepted accounting principle ("GAAP") provides that the net income applicable to the Partnership be allocated to all securities that participate in the Partnership's earnings.  Accordingly, net income applicable to the Partnership is allocated to the General Partner, unvested participating securities and common unitholders.  Net losses applicable to the Partnership are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses.  Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods.  The Partnership's basic and diluted net income per unit attributable to common unitholders is computed as (i) net income applicable to the Partnership, (ii) less General Partner net income, (iii) less unvested participating securities' basic and diluted net income (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income applicable to the Partnership to basic and diluted net income attributable to common unitholders, and the calculation of net income per common unit - basic and diluted, for the three and six months ended June 30, 2011 and 2010:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net income applicable to the Partnership	$52,930	$55,233	$40,203	$94,679
Less:
General partner's interest	(53)	(55)	(40)	(95)
Unvested participating securities' interest	(104)	(59)	(70)	(54)
Basic and diluted net income applicable to common unitholders	$52,773	$55,119	$40,093	$94,530

Weighted average basic and diluted units outstanding	33,114	33,114	33,114	33,114

Net income per common unit - basic and diluted	$1.59	$1.66	$1.21	$2.85

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net income.  Management of Pioneer Southwest Energy Partners L.P. believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items.  In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that the Partnership will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

	Three Months Ended	Six Months Ended
	June 30, 2011	June 30, 2011

Net cash provided by operating activities	$30,778	$58,168
Add/(Deduct):
Depletion, depreciation and amortization	(3,572)	(6,900)
Deferred income taxes	(402)	(58)
Accretion of discount on asset retirement
obligations	(228)	(455)
Amortization of debt issuance costs	(46)	(91)
Amortization of unit-based compensation	(141)	(231)
Commodity derivative related activity	27,755	(9,628)
Changes in operating assets and liabilities	(1,214)	(602)

Net income	52,930	40,203
Add/(Deduct):
Depletion, depreciation and amortization	3,572	6,900
Accretion of discount on asset retirement obligations	228	455
Interest expense	398	793
Income tax provision	607	407
Amortization of unit-based compensation	141	231
Commodity derivative related activity	(27,755)	9,628

EBITDAX (a)	30,121	58,617
Deduct:
Cash reserves to maintain production and cash flow	(7,694)	(14,542)
Cash interest expense	(352)	(702)
Cash income taxes	(205)	(349)

Distributable cash flow (b)	$21,870	$43,024

__________
(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; amortization of unit-based compensation and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of August 2, 2011

	2011		Twelve Months Ending December 31,
	Third	Fourth
	Quarter	Quarter	2012	2013	2014

Oil Derivatives:
Swap contracts:
Volume (Bbls per day)	750	750	3,000	3,000	-
Price per Bbl	$ 77.25	$ 77.25	$ 79.32	$ 81.02	$ -
Collar contracts:
Volume (Bbl)	2,000	2,000	-	-	-
Price per Bbl:
Ceiling	$ 170.00	$ 170.00	$ -	$ -	$ -
Floor	$ 115.00	$ 115.00	$ -	$ -	$ -
Collar contracts with short puts:
Volume (Bbl)	1,000	1,000	1,000	1,000	2,000
Price per Bbl:
Ceiling	$ 99.60	$ 99.60	$ 103.50	$ 111.50	$ 133.00
Floor	$ 70.00	$ 70.00	$ 80.00	$ 83.00	$ 90.00
Short put	$ 55.00	$ 55.00	$ 65.00	$ 68.00	$ 75.00
Percent of total oil production (a)	~90%	~90%	~90%	~85%	~40%
NGL Derivatives:
Swap contracts:
Volume (Bbls per day)	750	750	750	-	-
Price per Bbl (b)	$ 34.65	$ 34.65	$ 35.03	$ -	$ -
Percent of total NGL production (a)	~50%	~50%	~50%	N/A	N/A
Gas Derivatives:
Swap contracts:
Volume (MMBtus per day)	2,500	2,500	5,000	2,500	-
Price per MMBtu (c)	$ 6.65	$ 6.65	$ 6.43	$ 6.89	$ -
Percent of total gas production (a)	~40%	~40%	~80%	~40%	N/A
Basis swap contracts:
Permian Basin index swaps (MMBtus per day) (d)	-	-	2,500	2,500	-
Price differential ($/MMBtu)	$ -	$ -	$ (0.30)	$ (0.31)	$ -

__________
(a)	Represents an estimated percentage of forecasted production, which may differ from the percentage of actual production.
(b)	Represents blended Mont Belvieu index prices per Bbl.
(c)	Represents the NYMEX Henry Hub index price or approximate NYMEX Henry Hub index price based on historical differentials to the index price on the derivative trade date.
(d)	Represents swaps that fix the basis differentials between the index price at which the Partnership sells its gas and NYMEX Henry Hub index price used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Gains (Losses), Net
(in thousands)

	Three Months Ended	Six Months Ended
	June 30, 2011	June 30, 2011

Noncash changes in fair value:
Oil derivative gains (losses)	$26,864	$(7,728)
NGL derivative gains (losses)	569	(1,597)
Gas derivative gains (losses)	322	(303)
Total noncash derivative gains (losses), net	27,755	(9,628)

Cash settled changes in fair value:
Oil derivative losses	(8,925)	(15,439)
NGL derivative losses	(1,662)	(2,947)
Gas derivative gains	532	1,105
Total cash derivative losses, net	(10,055)	(17,281)
Total derivative gains (losses), net	$17,700	$(26,909)

Deferred Gains on Discontinued Commodity Hedges as of June 30, 2011
(in thousands)

	Third	Fourth
	Quarter	Quarter

Commodity hedge gains (a):
Oil	$9,197	$9,197

__________
(a)	Deferred commodity hedge gains will be amortized as increases to oil revenues during the indicated future periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

             Net income adjusted for unrealized mark-to-market derivative gains, as presented in this press release, is presented and reconciled to the Partnership’s net income determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors’ ability to assess the Partnership’s historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership’s consolidated financial statements prepared in accordance with GAAP.  Unrealized mark-to-market derivative gains and losses are of a type that will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership’s net income for the three months ended June 30, 2011, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market derivative gains for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net income	$53	$1.59

Unrealized mark-to-market derivative gains	(28)	(0.84)

Adjusted income excluding unrealized mark-to-market derivative gains	$25	$0.75